 Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of the Federal Home Loan Bank of Indianapolis ("Bank") on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof ("Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

By: /s/ MILTON J. MILLER II
Name: Milton J. Miller II
President - Chief Executive Officer
March 20, 2012

By: /s/ CINDY L. KONICH
Cindy L. Konich
Executive Vice President - Chief Operating Officer - Chief Financial Officer
March 20, 2012

By: /s/ K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer
March 20, 2012